Exhibit 99.1

Basis of Presentation

“We,” “us,” “our,” the “Company,” “Tradeweb” and similar references refer: (i) on or prior to the completion of a series of reorganization transactions that were completed (the “Reorganization Transactions”) in connection with Tradeweb Markets Inc.’s initial public offering (“IPO”), which was completed on April 8, 2019, to Tradeweb Markets LLC, which we refer to as “TWM LLC,” and, unless otherwise stated or the context otherwise requires, all of its subsidiaries and any predecessor entities, and (ii) following the completion of the Reorganization Transactions, to Tradeweb Markets Inc., and, unless otherwise stated or the context otherwise requires, TWM LLC and all of its subsidiaries and any predecessor entities.

“Refinitiv” refers to Refinitiv Holdings Limited, which owns an indirect majority ownership interest in Tradeweb, and is controlled by certain investment funds affiliated with The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.), an affiliate of Canada Pension Plan Investment Board, an affiliate of GIC Special Investments Pte. Ltd. and certain co-investors, which collectively hold indirectly a 55% ownership interest in Refinitiv. “Refinitiv Transaction” refers to the transaction pursuant to which Refinitiv indirectly acquired on October 1, 2018 substantially all of the financial and risk business of Thomson Reuters Corporation (“Thomson Reuters”) and Thomson Reuters indirectly acquired a 45% ownership interest in Refinitiv.

The historical financial information and other disclosures contained herein relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO. As a result of the Reorganization Transactions completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal asset consists of its equity interest in Tradeweb Markets LLC (“TWM LLC”). As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained herein relating to periods prior to, and including, March 31, 2019 pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes, and its subsidiaries. The historical financial information contained herein relating to periods beginning on April 1, 2019, and through and including March 31, 2020, pertain to Tradeweb Markets Inc. and its subsidiaries, including TWM LLC.

Unless otherwise indicated, revenue is presented on a gross revenue basis. For certain periods, our gross revenue is offset by contingent consideration, a contra-revenue adjustment related to the achievement of specific revenue earnout milestones for certain credit products. We believe that gross revenue is the key driver of our operating performance and therefore is the revenue measure we utilize to assess our business on a period by period basis.

Preliminary Results for Three Months Ended March 31, 2020

Our preliminary estimated unaudited financial results for the three months ended March 31, 2020 are set forth below. Our estimates of results are based solely on information available to us as of the date hereof and are inherently uncertain and subject to change due to a variety of business, economic and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures, as well as the completion of our auditor’s review of our unaudited consolidated financial statements, as described below. During the course of the preparation of our actual unaudited consolidated financial statements and related notes, additional items that would require material adjustments to the preliminary estimated unaudited financial results presented below may be identified. See “Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Use of Estimates,” “Risk Factors — Risks Relating to Our Business and Industry” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as amended, the “2019 Form 10-K”), “Risk Factors — Risks Related to Our Business and Our Industry” included in our preliminary prospectus dated the date hereof and “Cautionary Note Regarding Forward-Looking Statements” included herein.

The preliminary financial data included herein have been prepared by and are the responsibility of our management. Our auditor, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results as of and for the three months ended March 31, 2020, and should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition, these preliminary estimates for the three months ended March 31, 2020 are not necessarily indicative of the results that may be achieved for a full fiscal year or any future periods.

The table set forth below presents estimates for our expected gross revenue, total expenses, net income, net income attributable to Tradeweb Markets Inc., diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS for the three months ended March 31, 2020. As noted above, each of the line items presented below represents our preliminary estimated unaudited financial results which remain subject to the completion of management’s final reviews and our other financial closing procedures, as well as the completion of our auditor’s review of our unaudited consolidated financial statements for the three months ended March 31, 2020.

	Three Months		Three Months
	Ended		Ended
	March 31, 2020		March 31, 2019		$ Change	% Change
	(dollars in thousands, except per share data)
Revenue
Rates	$126,039		$104,090		$21,949	21.1%
Credit	53,978		39,435		14,543	36.9
Equities	19,434		11,798		7,636	64.7
Money Markets	11,208		9,562		1,646	17.2
Market Data	18,562		16,903		1,659	9.8
Other	5,385		5,004		381	7.6
Gross Revenue	234,606		186,792		47,814	25.6
Total Expenses	156,991		140,515		16,476	11.7
Net income	62,485		42,352		20,133	47.5
Net income attributable to Tradeweb Markets Inc.	$43,928		$—		$—	—
Diluted earnings per share (1)	$0.25	(a)	$0.19	(b)	$0.06	31.6%
Non-GAAP Financial Measures
Adjusted EBITDA (2)	$119,650		$80,347		$39,303	48.9%
Adjusted EBITDA margin (2)	51.0%		43.0%		+799bps	—
Adjusted EBIT (2)	$108,747		$70,053		$38,694	55.2%
Adjusted EBIT margin (2)	46.4%		37.5%		+885bps	—
Adjusted Net Income (2)	$85,368		$52,190		$33,178	63.6%
Adjusted Diluted EPS (1)(2)(3)	$0.37	(a)	$0.23	(b)	$0.14	60.9%

(1)	As a result of the Reorganization Transactions and the IPO completed in April 2019, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.

(a)	Presents information for Tradeweb Markets Inc. (post-IPO period).

(b)	Presents information for Tradeweb Markets LLC (pre-IPO period).

See “Basis of Presentation” above and “Note 18 — Earnings Per Share” to the audited consolidated financial statements of Tradeweb Markets Inc. appearing in the 2019 Form 10-K.

(2)	For the definitions of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS and reconciliations to their most directly comparable financial measures presented in accordance with GAAP, see the tables below.

(3)	Adjusted Diluted EPS includes certain tax related adjustments to reflect an assumed effective tax rate for all periods presented and, for the three months ended March 31, 2020, assumes all LLC Interests are exchanged for shares of Class A or Class B common stock. As a result, we believe that Adjusted Diluted EPS for Tradeweb Markets Inc. and Tradeweb Markets LLC are comparable.

During the three months ended March 31, 2020 as compared to the three months ended March 31, 2019, our estimated results benefited from higher revenues related to increases in rates, credit, equities and money markets trading. Our expenses increased primarily due to higher employee compensation and benefits expense, including non-cash stock-based compensation expense related to options and payroll taxes associated with the exercise of stock options. Net income for the three months ended March 31, 2020 and 2019 was $62.5 million and $42.4 million, respectively, primarily due to the impact of higher gross revenue of $47.8 million, partially offset by higher employee compensation and benefits expense, including a $3.5 million increase in non-cash stock-based compensation expense related to options and associated payroll taxes. Net income attributable to Tradeweb Markets Inc. for the three months ended March 31, 2020 was $43.9 million.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS increased for the three months ended March 31, 2020 as compared to the prior period, primarily due to gross revenue growth of 25.6%.

A significant percentage of our revenues are tied directly to overall trading volumes in the rates, credit, equities and money markets asset classes. The average daily volumes and total volumes on our trading platforms by asset class for the three months ended March 31, 2020 and 2019 were as follows:

	Three Months Ended
	March 31, 2020		March 31, 2019		ADV
	ADV	Volume	ADV	Volume	% Change
	(dollars in millions)
Rates	$590,773	$36,867,838	$429,226	$26,357,344	37.6%
Credit	$32,997	$2,070,811	$16,386	$1,010,037	101.4%
Equities	$17,793	$1,111,272	$7,771	$479,937	129.0%
Money Markets	$256,193	$15,948,560	$192,264	$11,771,636	33.3%
Total	$897,756	$55,998,481	$645,647	$39,618,954	39.0%

We believe the increases in average daily volumes for our rates, credit, equities and money markets asset classes in the three months ended March 31, 2020 can be attributed to various factors, including further electronification of trading activities across our asset classes, increase in market share, new products, new clients and increased volatility. Rates ADV increased mainly due to higher trading activity in long and short-tenor interest rate swaps and swaptions, mortgages and U.S. treasuries. Credit ADV increased mainly due to higher trading activity in credit derivatives, U.S. high-grade and high-yield credit and European Credit. Equities ADV increased mainly due to higher trading activity in U.S. and European ETFs and derivatives. Money Markets ADV increased due to the continued growth of bilateral electronic trading in repurchase agreements.

The average variable fees per million dollars of volume traded on our trading platforms by asset class for the three months ended March 31, 2020 and 2019 are summarized below. There are three potential drivers of quarterly fluctuations in our average variable fees per million: (1) volume discounts, (2) the mix of cash and derivatives products traded, and (3) the mix of protocols underpinning cash and derivatives products. Average variable fees per million should be reviewed in conjunction with our trading volumes and gross revenue by asset class. Since variable fees are sometimes subject to fee plans with tiered pricing based on product mix and volume, average variable fees per million for a specific asset class may not correlate with volumes or revenue growth. For example, average variable fees per million dollars of volume for our Credit asset class decreased 31.0% for the three months ended March 31, 2020 while gross revenue for our Credit asset class increased 36.9% over the same period.

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	$ Change	% Change
Rates	$2.05	$2.04	$0.01	0.5%
Rates - excluding short-tenor swaps (less than 1 year)	$2.39	$2.09	$0.30	14.4%
Credit	$23.46	$34.02	$(10.56)	(31.0)%
Equities	$15.39	$21.15	$(5.76)	(27.2)%
Money Markets	$0.45	$0.49	$(0.04)	(8.2)%
Total Fees per Million	$2.65	$2.62	$0.03	1.1%
Total Fees per Million - excluding short-tenor swaps (less than 1 year)	$2.93	$2.67	$0.26	9.7%

The table set forth below presents a reconciliation of net income to Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin for the three months ended March 31, 2020 and 2019:

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
	(dollars in thousands)
Net income	$62,485	$42,352
Net interest income	(699)	(858)
Depreciation and amortization	37,176	33,503
Stock-based compensation expense(1)	3,497	—
Provision for income taxes	15,829	4,783
Unrealized foreign exchange (gains) / losses	1,164	(293)
Loss from revaluation of foreign denominated cash(2)	198	860
Adjusted EBITDA	$119,650	$80,347
Less: Depreciation and amortization	(37,176)	(33,503)
Add: Acquisition and Refinitiv Transaction related D&A(3)	26,273	23,209
Adjusted EBIT	$108,747	$70,053
Adjusted EBITDA margin(4)	51.0%	43.0%
Adjusted EBIT margin(4)	46.4%	$37.5%

(1)	Represents non-cash stock-based compensation expense associated with options awarded to management and other employees prior to the IPO (“Special Option Award”) discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” in the 2019 Form 10-K, and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.

(2)	Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(3)	Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)	For the three months ended March 31, 2020 and 2019, Adjusted EBITDA margin increased compared to the prior year period by 799 basis points, or 678 basis points on a constant currency basis. For the three months ended March 31, 2020 and 2019, Adjusted EBIT margin increased compared to the prior year period by 885 basis points, or 767 basis points on a constant currency basis. The changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis, which are non-GAAP financial measures, are defined as the changes in Adjusted EBITDA margin and Adjusted EBIT margin excluding the effects of foreign currency fluctuations. Adjusted EBITDA margin and Adjusted EBIT margin excluding the effects of foreign currency fluctuations are calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use the changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis as supplemental metrics to evaluate our underlying margin performance between periods by removing the impact of foreign currency fluctuations. We believe that providing changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis provide useful comparisons of our Adjusted EBITDA margin and Adjusted EBIT margin and trends between periods.

In addition to net income and net income attributable to Tradeweb Markets Inc., each presented in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin as measures of our operating performance and Adjusted Net Income and Adjusted Diluted EPS as measures of our profitability. Adjusted EBITDA is defined as net income before contingent consideration, net interest income, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including certain stock-based compensation expense and payroll taxes associated with certain option exercises, tax receivable agreement liability adjustments and gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash. Adjusted EBIT is defined as net income before contingent consideration, net interest income and provision for income taxes, adjusted for the impact of certain other items, including certain stock-based compensation expense and payroll taxes associated with certain option exercises, tax receivable agreement liability adjustments, acquisition and Refinitiv Transaction-related depreciation and amortization and gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash.

Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period. We present Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. For example, we exclude contingent consideration because it is equity settled and its balance is based on our value at a certain time and may not reflect our actual operating performance. We also exclude non-cash stock-based compensation expense associated with the Special Option Award and options awarded to management and other employees following the IPO during 2019, as well as payroll taxes associated with exercises of such options during the applicable period. We believe it is useful to exclude this stock-based compensation expense and associated payroll taxes because the amount of expense associated with the Special Option Award and the post-IPO option awards in 2019 may not directly correlate to the underlying performance of our business and will vary across periods. We do not expect to exclude any non-cash stock-based compensation expense associated with options that may be awarded to management and other employees during 2020. In addition, we exclude the tax receivable agreement liability adjustments, because we believe it is useful to exclude the recognition of income during a period due to changes in the tax receivable agreement liability recorded in our consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions, or other factors that may impact our tax savings, which may not directly correlate to the underlying performance of our business and will vary across periods. With respect to Adjusted EBIT and Adjusted EBIT margin, we believe it is useful to exclude the depreciation and amortization of acquisition related tangible and intangible assets resulting from certain acquisitions, the Refinitiv Transaction and the application of pushdown accounting in order to facilitate a period-over-period comparison of our financial performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe it is helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA and Adjusted EBITDA margin. We present Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. for post-IPO periods and Tradeweb Markets LLC for pre-IPO periods. As discussed below, because Adjusted Net Income and Adjusted Diluted EPS give effect to certain tax related adjustments to reflect an assumed effective tax rate for all periods presented and, for post-IPO periods, assumes all common membership units of TWM LLC (“LLC Interests”) held by non-controlling interests are exchanged for shares of Class A or Class B common stock, we believe that Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. and Tradeweb Markets LLC are comparable.

Adjusted Net Income is defined as net income attributable to Tradeweb Markets Inc. assuming the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A common stock or Class B common stock of Tradeweb Markets Inc., for post-IPO periods, and net income, for pre-IPO periods, in each case adjusted for contingent consideration, certain stock-based compensation expense and payroll taxes associated with certain option exercises, tax receivable liability adjustments, acquisition and Refinitiv Transaction-related depreciation and amortization and gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash. Adjusted Net Income also gives effect to certain tax related adjustments to reflect an assumed effective tax rate and, for pre-IPO periods, assumes TWM LLC was subject to a corporate tax rate for the periods presented. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the diluted weighted average number of shares of Class A common stock and Class B common stock outstanding for the applicable period, assuming the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A common stock or Class B common stock, for post-IPO periods, and the diluted weighted average number of shares of TWM LLC outstanding for the applicable period, for pre-IPO periods. The diluted weighted average number of shares outstanding for the pre-IPO periods and post-IPO periods give effect to potentially dilutive securities using the treasury stock method. We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. We exclude contingent consideration, stock-based compensation expense associated with the Special Option Award and the post-IPO option awards in 2019 and payroll taxes associated with exercises of such options, tax receivable liability adjustments and acquisition and Refinitiv Transaction-related depreciation and amortization for the reasons described above. Each of the normal recurring adjustments and other adjustments described in the definition of Adjusted Net Income helps to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses. In addition to excluding items that are non-recurring or may not be indicative of our ongoing operating performance, by assuming the full exchange of all outstanding LLC Interests held by non-controlling interests, we believe that Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period, because it eliminates the effect of any changes in net income attributable to Tradeweb Markets Inc. driven by increases in our ownership of TWM LLC, which are unrelated to our operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, operating income, gross margin, earnings per share or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment and, as applicable, the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

The table set forth below presents a reconciliation of net income attributable to Tradeweb Markets Inc. and net income, as applicable, to Adjusted Net Income and Adjusted Diluted EPS for the three months ended March 31, 2020 and 2019:

	Three Months Ended		Three Months Ended
	March 31, 2020		March 31, 2019
	(dollars in thousands, except per share data)
Earnings per diluted share(1)	$0.25	(a)	$0.19	(b)
Pre-IPO net income attributable to Tradeweb Markets LLC (1)	$-		$42,352
Net income attributable to Tradeweb Markets Inc. (1)	43,928		-
Net income attributable to non-controlling interests (1)(2)	18,557		-
Net income	62,485		42,352
Provision for income taxes	15,829		4,783
Acquisition and Refinitiv Transaction related D&A(3)	26,273		23,209
Stock-based compensation expense(4)	3,497		-
Unrealized foreign exchange (gains) / losses	1,164		(293)
Loss from revaluation of foreign denominated cash(5)	198		860
Adjusted Net Income before income taxes	109,446		70,911
Adjusted income taxes(6)	(24,078)		(18,721)
Adjusted Net Income	$85,368		$52,190
Adjusted Diluted EPS (1)(7)	$0.37	(a)	$0.23	(b)

(1)	As a result of the Reorganization Transactions and the IPO completed in April 2019, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.

(a)	Presents information for Tradeweb Markets Inc. (post-IPO period).

(b)	Presents information for Tradeweb Markets LLC (pre-IPO period).

See “Basis of Presentation” elsewhere herein and “Note 18 — Earnings Per Share” to the audited consolidated financial statements of Tradeweb Markets Inc. appearing in the 2019 Form 10-K.

(2)	For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(3)	Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)	Represents non-cash stock-based compensation expense associated with the Special Option Award discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” in the 2019 Form 10-K, and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.

(5)	Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)	Represents corporate income taxes at an assumed effective tax rate of 22.0% and 26.4% applied to Adjusted Net Income before income taxes for the three months ended March 31, 2020 and March 31, 2019, respectively.

(7)	Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the three months ended March 31, 2019 represent shares of TWM LLC (pre-IPO period) and shares outstanding during the three months ended March 31, 2020 represent shares of Class A and Class B common stock of Tradeweb Markets, Inc. (post-IPO period). For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the three months ended March 31, 2020 and 2019:

	Post-IPO Period	Pre-IPO Period
Reconciliation of Diluted Weighted Average Shares Outstanding to	Three Months Ended	Three Months Ended
Adjusted Diluted Weighted Average Shares Outstanding	March 31, 2020	March 31, 2019
Diluted weighted average TWM LLC shares outstanding	—	223,320,457
Diluted weighted average shares of Class A and Class B common stock outstanding	174,517,244	—
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	57,644,547	—
Adjusted diluted weighted average shares outstanding	232,161,791	223,320,457
Adjusted Net Income (in thousands)	$85,368	$52,190
Adjusted Diluted EPS	$0.37	$0.23

(1)	Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. In particular, the preliminary financial results for the first quarter of 2020 are subject to the completion of management’s final review and our other financial closing procedures and therefore are subject to change. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained herein are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained herein. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained herein, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make herein speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date hereof.